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                                                                  EXHIBIT 23.5

                                  [LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our report dated June 7, 1995, relating to the financial statements of Prudential of Florida Inc., which appears in this Current Report on Form 8-K of U.S Office Products Company.

                                       /s/ Joel Baum P.A.

Joel S. Baum, P.A.
July 15, 1996